Exhibit 1.1

4.25% Convertible Senior Notes due October 15, 2013

Micron Technology, Inc.

UNDERWRITING AGREEMENT

To the Managers named in Schedule I hereto
     for the Underwriters named in Schedule II hereto

April 8, 2009

Ladies and Gentlemen:

Micron Technology, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), and for whom each of Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated is acting as representatives (the “Representatives”), the aggregate principal amount of its 4.25% Convertible Senior Notes due October 15, 2013 set forth in Schedule I hereto (the “Firm Securities”) to be issued pursuant to the provisions of an indenture to be dated as of April 15, 2009 (the “Indenture”) between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”).  The Company also proposes to issue and sell to the several Underwriters not more than an additional principal amount of its 4.25% Convertible Senior Notes due October 15, 2013 set forth in Schedule I hereto (the “Additional Securities”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such amount of securities granted to the Underwriters in Section 2 hereof.  The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.”  The Securities are convertible into the Company’s common stock, par value $0.10 per share (the “Common Stock”).  The Common Stock into which the Securities are convertible are hereinafter collectively referred to as the “Underlying Securities”.  If the firm or firms listed on Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-158473, including the preliminary prospectus or prospectuses relating to the registration of certain securities described therein, including the Securities and the Underlying Securities to be issued by the Company (such registration statement, including the amendments thereto that relate to the Securities, the exhibits and any schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), at the time it became effective and including the Rule 430B Information (as defined below) is herein called the “Registration Statement”).  The prospectus in the form in which it currently appears in the Registration Statement is hereinafter called the “Base Prospectus,” and such supplemented form of prospectus relating to the Securities, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) (including the Base Prospectus as so supplemented), is hereinafter called the “Prospectus.”  The term “preliminary prospectus” means the Base Prospectus, as amended and supplemented by any preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act.  Any information filed pursuant to Rule 430B and paragraph (b) of Rule 424 under the Securities Act as a supplement or supplements to the Base Prospectus included in the Registration Statement relating to the Securities and the plan of distribution for the Securities (the information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such Registration Statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus, dated as of April 7, 2009, together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein prior to the completion of the distribution of the Securities.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

The Company hereby agrees with each Underwriter as follows:

1.                             Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.  The Company is a well-known

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seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)                                 (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain, and as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the

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Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                                 The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction identified on Schedule III hereto in which the conduct of its business requires such qualification or is subject to material liability or disability by reason of failure to be so qualified in any such jurisdiction.

(e)                                  This Agreement has been duly authorized, executed and delivered by the Company.

(f)                                    The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and all of the shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Time of Sale Prospectus.

(g)                                 The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement (assuming due authentication by the Trustee in the manner described in the Indenture), will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and equitable principles of general applicability, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture.

(h)                                 The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, the issuance of the Underlying Securities will not be subject to any preemptive or similar rights and will conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

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(i)                                     The Indenture has been duly authorized and, when executed and delivered by the Company, assuming the due authorization, execution and delivery thereof by the other parties thereto, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Time of Sale Prospectus and the Prospectus.

(j)                                     The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not conflict with or result in a breach of or violation of any of the terms or provisions of or constitute a default under any agreement or other instrument binding upon the Company or any of its subsidiaries, except where such breach, violation or default would not have a material adverse effect on the Company’s ability to perform its obligations under this Agreement, nor will such action result in any violation of (i) the provisions of the Certificate of Incorporation or By-laws of the Company or (ii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary or, to the Company’s knowledge, any applicable statute, except in the case of (ii) above, where such violation would not have a material adverse effect on the Company’s ability to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Securities, except for those that have been, or will have been prior to the Closing Date, obtained, such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, and with respect to the approval of the listing of the Underlying Securities on the New York Stock Exchange, except, where the failure to obtain such consents, individually or in the aggregate, would not have a material adverse effect on the offering of the Securities.

(k)                                  There has not occurred any material adverse change, or any development that could reasonably be expected to cause a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l)                                     Other than as set forth in the Time of Sale Prospectus, (i) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which would individually or in the aggregate reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operation of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”); and (ii) to the Company’s knowledge, no such proceedings are threatened by governmental authorities or by others.

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(m)                               Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)                                 The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)                                 The Company and its subsidiaries have obtained any permits, consents and authorizations required to be obtained by them under laws or regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials (collectively “Environmental Laws”), and any such permits, consents and authorizations remain in full force and effect. The Company and its subsidiaries are in compliance with the Environmental Laws in all material respects, and there is no pending or, to the Company’s knowledge, threatened, action or proceeding against the Company and its subsidiaries alleging violations of the Environmental Laws.

(p)                                 There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(q)                                 The Company and its subsidiaries own or possess or can acquire on commercially reasonable terms adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, mask work rights, technology and know how necessary to conduct the business now or proposed to be conducted by the Company and its subsidiaries as described in the Time of Sale Prospectus, except where the failure to own, possess or acquire such rights would not reasonably be expected to have a material adverse effect, and except as disclosed in the Time of Sale Prospectus, the Company has not received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, mask work rights or know how which would be reasonably likely to result in a Material Adverse Effect upon the Company and its subsidiaries.

(r)                                    The statements set forth in each of the Time of Sale Prospectus and the Prospectus under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities and under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Underlying Securities, fairly summarize such terms in all material respects.

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(s)                                  PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, are the independent registered public accounting firm for the Company as required by the Act and the rules and regulations of the Commission thereunder;

(t)                                    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.  Except as disclosed in the Time of Sale Prospectus, the Company’s internal control over financial reporting was effective as of August 28, 2008 and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(u)                                 Except as disclosed in the Time of Sale Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v)                                 The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective as of the quarter ended March 5, 2009.

2.                             Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly to purchase from the Company the respective principal amount of Firm Securities set forth in Schedule II hereto opposite its name at the purchase price of 97.25% of the principal amount thereof (the “Purchase Price”), plus accrued interest, if any, from April 15, 2009, to the Closing Date.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to the aggregate principal amount of Additional Securities set forth in Schedule II hereto at the Purchase Price, plus accrued interest, if any, from the Closing Date to the Option Closing Date.  The

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Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus.  Any exercise notice shall specify the aggregate principal amount of Additional Securities to be purchased by the Underwriters and the date on which such securities are to be purchased.  Each purchase date must be at least two business days after the written notice is given, unless waived in writing by the Company, and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice.  Additional Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities.  On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as the Representatives may determine), that bears the same proportion to the total aggregate principal amount of Additional Securities to be purchased on such Option Closing Date as the aggregate principal amount of Firm Securities set forth in Schedule II hereto opposite the name of such Underwriter bears to the total aggregate principal amount of Firm Securities.

3.                             Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.                             Payment and Delivery.  Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available to the account specified by the Company to the Representatives at the office of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at 7:00 a.m., California time, on April 15, 2009, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be mutually agreed in writing by the Representatives and the Company.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available to the account specified by the Company to the Representatives on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by the Representatives.

The Firm Securities and the Additional Securities shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the

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applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters.

5.                             Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a)                                  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the applicable Option Closing Date:

(i)                                               there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the debt securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)                                            there shall not have occurred any material change, or any development involving a prospective Material Adverse Effect, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is so material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or applicable Option Closing Date, as the case may be, and signed by the chief executive officer or the chief financial officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are (i) true and correct in all material respects (other than representations and warranties qualified by materiality, in which case such representations shall be true and correct in all respects) as of the Closing Date with the same effect as if made on such delivery date or applicable Option Closing Date, as the case may be, (ii) that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or applicable Option Closing Date, as applicable, and (iii) since the date of the most recent financial statements included in the Time of Sale Prospectus, there has been no material adverse change in the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Time of Sale Prospectus.

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The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; the final term sheet substantially in the form of Schedule I hereto, and any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any issuer free writing prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(d)                                 The Underwriters shall have received on the Closing Date and each Option Closing Date, as the case may be, an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Closing Date and each Option Closing Date, as the case may be, in the form attached hereto as Exhibit B;

(e)                                  The Underwriters shall have received on the Closing Date and each Option Closing Date, as the case may be, an opinion of Roderic W. Lewis, the Company’s General Counsel, dated the Closing Date and each Option Closing Date, as the case may be, in substantially the form attached hereto as Exhibit C;

(f)                                    The Underwriters shall have received on the Closing Date and each Option Closing Date, as the case may be, an opinion of Simpson Thacher & Bartlett, LLP, counsel for the Underwriters, dated the Closing Date and each Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters;

(g)                                 The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

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(h)                                 The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain officers and directors of the Company named in Schedule IV hereto relating to sales and certain other dispositions of Securities, Common Stock or certain other securities shall be in full force and effect on the Closing Date.

(i)                                     Prior to the Closing Date the Company shall have received all waivers or consents under any agreement or other instrument binding upon the Company or any of its subsidiaries, including any indenture, mortgage, deed of trust, loan agreement, stockholder agreement or other agreement that is material to the Company and its subsidiaries, taken as a whole, that are necessary for the issuance of the Securities and the performance by the Company of its obligations under this Agreement, the Indenture and the Securities.

The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities.

6.                             Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                  To furnish to the Representatives, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, except as may be required by applicable law, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d)

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under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist, as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                    If, during such period after the first date of the public offering of the Securities and prior to the completion of the distribution of the Securities by the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                 To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Representatives shall reasonably request in writing prior to the Closing Date, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in

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any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction in which it is otherwise not so subject.

(h)                                 To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, (iv) the cost of printing certificates representing the Securities, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, the document production charges and expenses associated with printing this Agreement and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for

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which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)                                     During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business, or (iii) securities or warrants permitted with the prior written consent of each of the Representatives.

(k)                                  To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(l)                                     To use commercially reasonable efforts to list the Underlying Securities issuable upon conversion of the Securities on the New York Stock Exchange or another U.S. national securities exchange or established automated over-the-counter trading market in the United States of America.

(m)                               To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds.”

(n)                                 To reserve and keep available at all times, free of preemptive rights, shares of Underlying Securities for the purpose of enabling the Company to satisfy any obligation to issue shares of its Underlying Securities upon conversion of the Securities.

(o)                                 The Company also covenants with each Underwriter that, without the prior written consent of each of the Representatives, it will not, for the period of ninety (90) days from the date of this Agreement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or

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(3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  The foregoing sentence shall not apply to (a) the Securities to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) any grants under the Company’s equity or stock plans in accordance with the terms of such plans as described in the Time of Sale Prospectus, (d) Common Stock or rights to receive Common Stock (including securities convertible into or exercisable or exchangeable for Common Stock) issued or contemplated to be issued in connection with an acquisition or a strategic or minority investment transaction with a customer, supplier or other business partner (or a person that becomes a business partner in connection with such a transaction) provided that the aggregate number of shares of Common Stock issued in or issuable upon the exercise of rights to receive shares of Common Stock granted in such transactions in the aggregate shall not exceed five percent (5%) of the Company’s outstanding Common Stock as of the Closing Date (it being understood that shares issued or issuable pursuant to clause (e) below shall not count against such five percent (5%) limit), (e) Common Stock or rights to receive Common Stock (including securities convertible into or exercisable or exchangeable for Common Stock) issued or contemplated to be issued in connection with an acquisition or a strategic or minority investment transaction with a customer, supplier or other business partner (or a person that becomes a business partner in connection with such a transaction), provided that, prior to or concurrently with execution of any binding agreement providing for the issuance of any such shares or rights, the entity that is issued or to be issued such Common Stock or rights to receive such Common Stock pursuant to such agreement agrees with the Company that from the date of such agreement until a date that is at least 90 days after the date of this Agreement such entity and its controlled affiliates will be subject to restrictions at least as restrictive as those set forth in the form of “lock-up” agreement attached as Exhibit A hereto solely with respect to such Common Stock received or rights to receive such Common Stock (and not with respect to other Common Stock or rights to receive Common Stock then owned or thereafter acquired by such entity or its controlled affiliates), provided, that transfers among a party to such agreements and its controlled affiliates and among controlled affiliates will be permitted and that the exceptions provided for in the agreement attached as Exhibit A shall only apply if the party relying on such exception is an individual), (f) the concurrent issuance of shares of Common Stock as described in the Time of Sale Prospectus, or (g) the capped call transactions described in the Time of Sale Prospectus.  The Company agrees that, prior to the date that is 90 days after the date of this Agreement, without the prior written consent of each of the Representatives, it will not waive any of the restrictions set forth in any of the lock-up agreements that qualify an issuance for the exception set forth in clause (e) of the preceding sentence.

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7.                             Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.                             Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of the Underwriters and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (and other than with respect to the Registration Statement, in light of the circumstances in which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)                         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, officers who sign the Registration Statement, employees and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)                          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the

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indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                         To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the

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Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Securities set forth in the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)                          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any director, officer, employee, agent or affiliate of any Underwriter or by or

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on behalf of the Company, its officers, directors, employees, agents, or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.                             Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (b) trading of any securities of the Company shall have been suspended on any exchange, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium on commercial banking activities shall have been declared by Federal or New York or Idaho State authorities or (e) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause 9, makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.                       Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such principal amount of Securities without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate principal amount of Firm Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Securities are not made within 36 hours after such default,

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this Agreement shall terminate without liability on the part of any non defaulting Underwriter or the Company.  In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the aggregate principal amount of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.                       Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)                 The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

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12.                       Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.                       Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.                       Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.                       Notices.  All communications hereunder shall be in writing and effective only upon receipt and (a) if to the Underwriters shall be delivered, mailed or sent to each of the Representatives, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, 10036, Attention: Registration Department; and Goldman, Sachs & Co., 85 Broad Street, New York, New York, 10044, Attention: Registration Department, with a copy to Simpson Thacher & Bartlett LLP, 2550 Hanover Street, Palo Alto, California 94304, Attention: William H. Hinman, Jr. and Louis Lehot, Fax: (650) 251-5002; and (b) if to the Company shall be delivered, mailed or sent to Micron Technology, Inc., 8000 South Federal Way, Boise, Idaho 83716, Attention: General Counsel, Fax: (208) 368-4540, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, Attention: John A. Fore, Fax: (650) 493-6811.

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Very truly yours, MICRON TECHNOLOGY, INC.

			By:	/s/ Ronald Foster
				Name:	Ronald Foster
				Title:	Vice President of Finance and Chief Financial Officer

Accepted as of the date hereof MORGAN STANLEY & CO. INCORPORATED GOLDMAN, SACHS & CO. Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ John Tyree
	Name:	John Tyree
	Title:	Managing Director

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE I

Final Term Sheet

Micron Technology, Inc.

$200,000,000

aggregate principal amount of its

4.25% Convertible Senior Notes due October 15, 2013

This term sheet to the preliminary prospectus supplement dated April 7, 2009 should be read together with the preliminary prospectus supplement before making a decision in connection with an investment in the securities.  The information in this term sheet supersedes the information contained in the preliminary prospectus supplement to the extent that it is inconsistent therewith.  Terms used but not defined herein have the meaning ascribed to them in the preliminary prospectus supplement.

Issuer:	Micron Technology, Inc. (NYSE: MU)

Issue:	4.25% Convertible Senior Notes due October 15, 2013

Maturity date:	October 15, 2013, unless earlier converted, repurchased or redeemed

Interest rate:	4.25% per annum

Interest payment dates:	April 15 and October 15 of each year, beginning on October 15, 2009

Aggregate principal amount offered:	$200 million

Over-allotment option:	$30 million

Underwriting discount:	2.75%

Issue price:	100% of the principal amount of the notes, plus accrued interest, if any, from the Closing Date

Public Offering Price in Concurrent Common Stock Offering	$4.15

Last reported sale price of the Issuer’s common stock on the NYSE:	$4.28 (April 8, 2009)

Conversion premium:	Approximately 22.50% above the Public Offering Price in the Concurrent Common Stock Offering

Initial conversion price:	Approximately $5.08 per share of common stock (subject to

adjustment)

Conversion rate:	196.7052 shares of common stock per $1,000 principal amount of notes (subject to adjustment)

Pricing Date/Closing Date:	April 8, 2009/April 15, 2009

CUSIP/ISIN/ISSUE DESCRIPTION:	595112 AJ2/US595112AJ29/SR NT CONV

Ranking:	Senior unsecured; structurally subordinated to subsidiary debt

Listing:	None

Joint book-running managers:	Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co.

Co-manager:	Deutsche Bank Securities Inc.

Use of proceeds:

The net proceeds from the offering, after deducting the underwriters’ discounts and estimated offering expenses payable by the Issuer of approximately $5.8 million, will be approximately $194.2 million (or approximately $223.4 million if the underwriters exercise their over-allotment option in full).

The Issuer intends to use a portion of the net proceeds of this offering to pay approximately $21.5 million for the cost of capped call transactions that the Issuer entered into with the counterparties thereto in respect of an aggregate of approximately 39.3 million shares of the Issuer’s common stock. The capped call transactions were entered into with cap prices of 60% higher than the public offering price of the Issuer’s common stock in the concurrent public offering of common stock. If the underwriters exercise their option to purchase additional notes to cover over-allotments, the Issuer intends to use approximately $3.2 million of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with respect to 5.9 million additional shares of the Issuer’s common stock.

The remaining net proceeds from this offering of approximately $172.7 million (or approximately $198.7 million if the underwriters exercise their over-allotment option in full) will be used for general corporate purposes, including working capital, capital expenditures, potential acquisitions and strategic transactions. From time to time, the Issuer evaluates potential acquisitions and strategic transactions of businesses, technologies or products. Currently, however, the Issuer does not have any agreements with respect to any material acquisitions or strategic transactions.

Adjustment to conversion rate upon a make-whole change in control:

Holders who convert their notes in connection with a make-whole change in control will be, under certain circumstances, entitled to a make-whole premium in the form of an increase in the conversion rate for notes surrendered for conversion in connection with such make-whole change in control. The following table sets forth the stock price, effective date and number of make-whole shares to be added to the conversion rate per $1,000 principal amount of the notes.

Stock Price

Effective Date	$ 4.15	$ 4.25	$ 4.50	$ 5.00	$ 6.00	$ 8.00	$ 10.00	$ 12.50	$ 15.00	$ 17.50	$ 20.00	$ 25.00	$ 30.00	$ 35.00	$ 40.00	$ 50.00
04/15/2009	44.2587	42.6889	38.9362	32.8178	24.6846	16.1268	11.7457	8.6265	6.7115	5.4057	4.4591	3.1751	2.3486	1.7768	1.3621	0.8121
10/15/2009	44.2587	41.8557	37.8988	31.6282	23.4394	15.0080	10.8406	7.9357	6.1619	4.9641	4.0937	2.9110	2.1464	1.6149	1.2282	0.7148
10/15/2010	44.2587	40.0773	35.7428	28.9663	20.4353	12.4327	8.7957	6.3987	4.9787	4.0226	3.3268	2.3757	1.7550	1.3203	1.0020	0.5756
10/15/2011	44.2587	39.5301	33.3703	25.6053	16.3823	9.0456	6.2629	4.5730	3.5868	2.9163	2.4230	1.7403	1.2889	0.9693	0.7327	0.4111
10/15/2012	44.2587	39.0595	30.9434	21.3292	10.6819	4.5652	3.2731	2.4423	1.9343	1.5790	1.3140	0.9435	0.6967	0.5205	0.3886	0.2061
10/15/2013	44.2587	38.5889	25.5170	3.2948	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the above table, in which case:

•                  if the stock price is between two stock prices in the table above or the effective date is between two effective dates in the table above, the make-whole shares issued upon conversion of the notes will be determined by straight-line interpolation between the number of make-whole shares set forth for the higher and lower stock prices and/or the earlier and later effective dates, as applicable, based on a 365-day year;

•                  if the stock price is in excess of $50.00 per share of common stock (subject to adjustment in the same manner as the stock prices set forth in the table above), no make-whole shares will be issued upon conversion of the notes; and

•                  if the stock price is less than $4.15 per share of common stock (subject to adjustment in the same manner as the stock prices set forth in the table above), no make-whole shares will be issued upon conversion of the notes.

Notwithstanding the foregoing, the conversion rate of the notes shall not exceed 240.9638 per $1,000 principal amount of notes, subject to adjustment in the same manner as described in the preliminary prospectus supplement dated April 7, 2009 under “Description of Notes—Adjustment to Conversion Rate—General.”

The Issuer’s obligation to deliver the make-whole shares could be considered a penalty, in which case the enforceability of our obligation to deliver make-whole shares would be subject to general principles of reasonableness of economic remedies.

Concurrent Offering of Common Stock

Concurrently with this offering, pursuant to a separate prospectus supplement, the Issuer priced an underwritten public offering of 60,240,000 shares (69,276,000 shares if the underwriters exercise their over-allotment option with respect to that offering in full) of the Issuer’s common stock (the “Common Stock Offering”).  Neither the completion of the Common Stock Offering nor the completion of this offering is contingent on the completion of the other.  Assuming no exercise of the underwriters’ over-allotment option with respect to the Common Stock Offering, the net proceeds of the Common Stock Offering, after deducting the underwriting discount and estimated expenses, will be approximately $239.7 million, based on a public offering price of $4.15 per share.

Modifications to the Preliminary Prospectus Supplement

Capitalization

	March 5, 2009
	Actual	As Adjusted for this Offering and the Capped Call Transactions	As Adjusted for this Offering and the Concurrent Offering of our Common Stock
	(In millions)
Cash and equivalents and short-term investments	$932	$1,105	$1,344
Current portion of long-term debt and capital lease obligations	$353	$353	$353
1.875% convertible senior notes due 2014	$1,300	$1,300	$1,300
4.25% convertible senior notes due October 15, 2013	—	200	200
Other long-term debt and capital lease obligations, excluding current portion	1,242	1,242	1,242
Total long-term debt and capital leases	2,542	2,742	2,742
Noncontrolling interests in subsidiaries	2,344	2,344	2,344
Shareholders’ equity:
Common stock, par value $0.10 per share, 3,000 million shares authorized; 777.5 million shares issued and outstanding(1)	78	78	84
Additional capital	6,584	6,563	6,796
Accumulated deficit	(1,913)	(1,913)	(1,913)
Accumulated other comprehensive income (loss)	(7)	(7)	(7)
Total shareholders’ equity	4,742	4,721	4,960
Total capitalization	$9,981	$10,160	$10,399

(1)          Outstanding common stock does not include (i) 190.0 million shares of common stock reserved for issuance under our equity plans, under which options and restricted stock units to purchase 124.1 million shares were outstanding as of March 5, 2009, at a weighted average exercise price of $16.09 per share, (ii) 3.9 million shares of common stock issuable upon exchange of stock rights held by Intel Corporation and (iii) shares of common stock issuable upon conversion of the notes offered hereby and shares of common stock issuable upon conversion, if any, of the 1.875% convertible senior notes due 2014.

Subsidiary Indebtedness

On pages S-4, S-21 and S-32 of the preliminary prospectus supplement, the disclosure has been revised to clarify that as of March 5, 2009, the Issuer’s subsidiaries had unsecured liabilities (including trade and other payables but excluding intercompany indebtedness) outstanding in an amount of $1,274 million.

The Issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus in the registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting IDEA on the SEC’s web site at www.sec.gov. Alternatively, either preliminary prospectus supplement may be obtained from Morgan Stanley & Co. Incorporated, Attn: Prospectus Department, 180 Varick Street 2/F, New York, NY 10014, call toll-free 1-866-718-1649, or email prospectus@morganstanley.com; from Goldman, Sachs & Co., Attn: Prospectus Department, 85 Broad Street, New York, NY 10004, call toll-free 1-866-471-2526, or fax 212-902-9316, or email prospectus-ny@ny.email.gs.com; or from Deutsche Bank Securities Inc., Attn: Prospectus Department, 100 Plaza One, Jersey City, New Jersey 07311, telephone: (800) 503-4611, email: prospectusrequest@list.db.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE II

Underwriter	Principal Amount of Firm Securities to be Purchased	Principal Amount of Additional Securities to be Purchased
Morgan Stanley & Co. Incorporated	92,000,000	13,800,000
Goldman, Sachs & Co.	92,000,000	13,800,000
Deutsche Bank Securities Inc.	16,000,000	2,400,000

Total:	200,000,000	30,000,000

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SCHEDULE III

Jurisdictions of Qualification of Company

California

Colorado

Delaware

Idaho

Minnesota

Oregon

Utah

Virginia

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SCHEDULE IV

Directors:

Steven R. Appleton

Teruaki Aoki

James W. Bagley

Robert L. Bailey

Mercedes Johnson

Lawrence N. Mondry

Robert E. Switz

Officers:

Steve Appleton

Mark Durcan

Ron Foster

Rod Lewis

Mark Adams

Brian Shirley

Brian Shields

Kipp Bedard

Pat Otte

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EXHIBIT A

FORM OF LOCK-UP LETTER

April      , 2009

Goldman, Sachs & Co.

85 Broad St.

New York, NY 10004

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that each of Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (each, a “Representative”) proposes to enter into an Underwriting Agreement (the “Equity Underwriting Agreement”) with Micron Technology, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Equity Offering”) by the several underwriters, including the Representatives (the “Equity Underwriters”) of shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), and an Underwriting Agreement (the “Convertible Senior Note Underwriting Agreement” and, together with the Equity Underwriting Agreement, the “Underwriting Agreements”) with the Company providing for the public offering (the “Public Convertible Senior Note Offering” and, together with the Public Equity Offering, the “Public Offerings”) by the several underwriters, including the Representatives (the “Convertible Senior Note Underwriters” and, together with the Equity Underwriters, the “Underwriters”), of convertible senior notes of the Company that will be convertible into shares of Common Stock.

To induce the Underwriters that may participate in the Public Offerings to continue their efforts in connection with the Public Offerings, the undersigned hereby agrees that, without the prior written consent of each of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offerings (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offerings, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) to the extent applicable, distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, stockholders, direct or indirect members, or wholly owned subsidiaries of the undersigned, (d) transfers of shares of Common Stock or any security convertible into Common Stock to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (e) transfers of shares of Common Stock or any security convertible into Common Stock to a wholly-owned subsidiary of the undersigned or to the direct or indirect members or partners of the undersigned, (f) transfers of shares of Common Stock or any security convertible into Common Stock by will or intestate, (g) transfers of shares of Common Stock or any security convertible into Common Stock to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (b) through (f), (h) in connection with the surrender or forfeiture of shares to the Company to satisfy tax withholding obligations upon exercise or vesting of stock options or awards; provided that in the case of any transfer or distribution pursuant to clause (b) through (h) (1) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period; or (j) sales of shares of Common Stock or any security convertible into Common Stock upon the termination of the undersigned’s employment or other relationship with the Company.  In addition, the undersigned agrees that, without the prior written consent of each of the Representatives, on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

It is understood that the undersigned will be released from its obligations under this “lock-up” agreement if the Company notifies the undersigned that it does not intend to proceed with the Public Offerings, if the Underwriting Agreements (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, or if the Public Offerings shall not have occurred by April 30, 2009.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offerings.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offerings actually occur depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to the Underwriting Agreements, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION, OUTSIDE COUNSEL TO THE COMPANY

(i)                                  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus;

(ii)                               The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus;

(iii)                            The shares of Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon conversion of the Securities by valid corporate action and are free from preemptive rights under the Company’s charter or by-laws, the federal laws of the United States of America and the Delaware General Corporation Law.  When so issued and delivered upon such conversion in accordance with the terms of the Indenture and the Securities, such shares will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus under the caption “Description of Capital Stock”;

(iv)                              The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(v)                                 The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered against the purchase price therefor specified herein (which fact such counsel may state has not been determined by inspection of the Securities), will constitute valid and legally binding obligations of the Company and enforceable against the Company in accordance with their terms; and the Securities are entitled to the benefits of the Indenture;

(vi)                              The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms; and the Indenture has been duly qualified under the Trust Indenture Act;

(vii)                           None of the execution, delivery and performance of this Agreement, the Indenture, the issuance and sale of the Securities, the issuance of the shares of Stock issuable upon conversion of the Securities or the consummation of any other of the transactions contemplated thereby will conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under (A) the charter or by-laws of the Company or (B) any statute, decree, regulation or order known to such counsel to be applicable to the Company of any Delaware court, governmental authority or agency having jurisdiction over the Company or any of its properties or assets, except such conflicts, breaches, violations or defaults in clause (B) above as would not have a material adverse effect on the Company’s ability to perform its obligations under such agreements or to consummate the transactions contemplated thereby;

(viii)                        No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Underwriting Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(ix)                                The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act;

(x)                                   The statements set forth in the Time of Sale Prospectus and Prospectus under the caption “Description of Notes” and “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Securities and such capital stock, fairly summarize such terms and documents in all material respects;

(xi)                                The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations”, insofar as they purport to summarize provisions of the United States federal tax laws referred to therein, fairly summarize such laws in all material respects.

In addition, such counsel shall state that it has participated in conferences with certain officers and other representatives of the Company, the Underwriters, counsel for the Underwriters, and the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were reviewed and discussed.  Although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (other than as set forth in paragraphs (x) and (xi) above), no facts have come to such counsel’s attention, in the course of such review and discussion, that have caused it to believe that,

(i)                                      the Registration Statement at the time each part became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (other than the financial statements and related schedules and the financial and statistical data based on or derived from such financial statements or schedules, as to which such counsel expresses no belief);

(ii)                                   the Time of Sale Prospectus, together with the documents listed on an exhibit to such counsel’s opinion (the “Time of Sale Prospectus”), all considered together, as of            P.M. (PST) on                       , 2009, and the date of such counsel’s opinion contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements and related schedules and the financial and statistical data based on or derived from such financial statements or schedules, as to which such counsel expresses no belief); or

(iii)                                the Prospectus, as of its date or as of the date of such counsel’s opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than financial statements and related schedules and the financial and statistical data based on or derived from such financial statements or schedules, as to which such counsel expresses no belief).

In addition, such counsel confirms to you that (i) the Registration Statement, when it became effective, (ii) the Time of Sale Prospectus, as of its date (other than the financial statements and related schedules and the financial and statistical data based on or derived from such financial statements or schedules, as to which such counsel express no belief), and (iii) the Prospectus, as of its date (other than the financial statements and related schedules and the financial and statistical data based on or derived from such financial statements or schedules, as to which such counsel expresses no belief) each appeared on their face to comply, in all material respects relevant to the offering of the Securities, as to form with the requirements of the Securities Act and the rules and regulations under the Securities Act.  For purposes of this paragraph, such counsel has assumed that the statements made in the Registration Statement, Time of Sale Prospectus and Prospectus are correct and complete.

EXHIBIT C

FORM OF OPINION OF RODERIC W. LEWIS, GENERAL COUNSEL OF THE COMPANY

(i)                                     To the best of such counsel’s knowledge, but without inquiring into dockets of any court, commissions, regulatory body, administrative agency or other government body, and other than as set forth in the Time of Sale Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject, which such counsel believes individually or in the aggregate would be reasonably expected to have a material adverse effect upon the Company and its subsidiaries;

(ii)                                  The shares of Stock issuable upon conversion of the Securities are free of preemptive rights under any agreement known to me;

(iii)                               None of the execution, delivery and performance of this Agreement, the Indenture, the issuance and sale of the Securities, the issuance of the shares of Common Stock issuable upon conversion of the Securities or the consummation of any other of the transactions contemplated thereby will conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under (A) any material indenture or other material agreement or instrument to which the Company or its subsidiaries is a party or bound, or (B) any statute, decree, regulation or order applicable to the Company of United States federal or Idaho court, governmental authority or agency having jurisdiction over the Company or any of its properties or assets, except such conflicts, breaches, violations or defaults as would not have a material adverse effect on the Company’s ability to perform its obligations under such agreements or to consummate the transactions contemplated thereby;

(iv)                              Except as may be required by the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder or “blue sky” laws of any state of the United States, in connection with the sale of the Securities, no consent, approval, authorization or order of, or filing or registration with, any United States federal or Idaho court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Indenture by the Company and the issuance of the Securities and the shares of Common Stock issuable upon conversion of the Securities and the consummation of the transactions contemplated thereby; and

(v)                                 The documents incorporated by reference in the Time of Sale Prospectus (other than the financial statements and notes thereto and financial statement schedules and other information of an accounting or financial nature either included therein or omitted therefrom, as to which such counsel need not

C-1

express an opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.

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